Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Dividend Capital Strategic Global Realty Fund

We consent to the use of our report dated June 21, 2007, incorporated herein by reference, and to the references to our Firm under the heading “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Denver, Colorado

June 27, 2007